EXHIBIT 31.2

CERTIFICATIONS

I, Joseph W. Baty, certify that:

1.I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2020 of Nature’s Sunshine Products, Inc. (the “registrant”);

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Joseph W. Baty
Executive Vice President, Chief Financial Officer and Treasurer
July 9, 2021